Exhibit 99.1

Civista Bancshares, Inc. Completes Acquisition of Comunibanc Corp.

Sandusky, OH, July 1, 2022 – Civista Bancshares, Inc. (“Civista”) (NASDAQ: CIVB) today announced it has completed its acquisition of Comunibanc Corp. (“Comunibanc”), and its wholly-owned subsidiary The Henry County Bank, effective as of July 1, 2022. The transaction brings Civista’s total assets to approximately $3.5 billion, based on information as of March 31, 2022. In exchange for each share of Comunibanc common stock issued and outstanding, Comunibanc shareholders will receive 1.1888 shares of Civista common stock and $30.13 in cash.

“We are very pleased to complete this transaction, which expands our presence in Henry and Wood Counties in Northwest Ohio. We are also excited to welcome Comunibanc’s customers and employees to the Civista family. We look forward to collaborating with Comunibanc’s team to grow and enhance their banking platform while maintaining strong ties to their communities. We believe the long-term growth potential of this partnership offers substantial upside for shareholders of both organizations,” said Dennis G. Shaffer, CEO and President of Civista.

“After seeing our teams work together over the past several months in preparation of bringing our organizations together, I am more convinced than ever that Civista is the right partner for Comunibanc,” stated Bill Wendt, Chairman and President of Comunibanc. “We continue to believe that this merger is a great outcome for our customers, communities, employees and shareholders and positions us for continued success.”

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the merger transaction with Comunibanc, any statements of the plans and objectives of management for future operations, products or services, any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as

“believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Civista does not assume any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Civista’s Annual Report on Form 10-K for the year ended December 31, 2021, and those disclosed in Civista’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”).

These risks, as well as other risks associated with the merger transaction, are more fully discussed in the joint proxy statement/prospectus, as filed by Civista and Comunibanc with the SEC pursuant to Rule 424(b)(3) on April 18, 2022 for Comunibanc’s June 10, 2022 Special Meeting of Shareholders.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $3.2 billion financial holding company headquartered in Sandusky, Ohio. Prior to the merger, Civista’s banking subsidiary, Civista Bank, operated 35 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Upon completion of the merger, Civista will be an approximately $3.5 billion financial holding company, and Civista Bank will operate an additional seven locations in Northwestern Ohio. Additional information on Civista may be accessed at www.civb.com, but information at that website is not part of this press release nor is it part of any filing by Civista with the Securities and Exchange Commission. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

Contact Information

Dennis G. Shaffer

Chief Executive Officer & President

Civista Bancshares, Inc.

dgshaffer@civb.com

(888) 645-4121